UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 19, 2009

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a regular meeting of the Board of Directors (the “Board”) of Carmike Cinemas, Inc. (the “Company”) held on January 19, 2009, the Board voted to amend and restate the Company’s By-Laws, as amended (the “By-Laws”), effective immediately.

A new Section 2.14 was added to the By-Laws to govern the requirements for providing the Company with advance notice of stockholder proposals for consideration at stockholder meetings. Section 2.14 requires stockholders to provide notice of proposals of business or nomination of directors at an annual meeting not less than 90 days and not more than 120 days prior to the first anniversary of the Company’s prior annual meeting; provided, however, that if the annual meeting is not held within 30 days of the first anniversary of the prior year’s annual meeting, stockholder notice of proposals must be provided no later than the later of (i) the tenth day following the public announcement of the date of the annual meeting or (ii) 90 days prior to the special meeting.

As a result of the amendment, for the Company’s 2009 annual meeting of stockholders, notices of proposals for nominations of directors or other business must be delivered to the Secretary of the Company at 1301 First Avenue, Columbus, Georgia 31901 (i) no earlier than the close of business on Thursday, January 22, 2009 and (ii) no later than the close of business on Monday, February 23, 2009.

New Section 2.14 requires stockholders seeking to propose director nominees at an annual meeting (or at a special meeting called to elect directors) to provide certain information, including (i) biographical and stock ownership information concerning the nominee, (ii) biographical and stock ownership information (including derivative and hedging interests) of the stockholder proponent (and certain affiliates) and (iii) arrangements and understandings (including financial arrangements and compensation) between the stockholder (and certain affiliates) and the nominee. Stockholders seeking to propose business at an annual meeting must provide certain information, including (i) biographical and stock ownership information (including derivative and hedging interests) of the stockholder proponent (and certain affiliates), (ii) any arrangements or understandings between the stockholder proponent (and certain affiliates) and another person or entity with respect to the proposal, and (iii) any material interest of the stockholder proponent (and certain affiliates) in the proposal.

New Section 2.14 also requires that a stockholder supplement its notice information, as of the record date of the meeting and shortly before the meeting, in response to any intervening changes since the stockholder’s initial submission.

In addition, (i) Section 2.3 of the By-Laws was amended to clarify that stockholder requests for the call of special meetings must state the purpose or purposes of the special meeting and that business transacted at a special meeting shall be limited to the purposes stated in the notice of the special meeting and (ii) Section 2.5 of the By-Laws was amended to require stockholders seeking to act by written consent to first request that the Board establish a record date for determining the stockholders entitled to consent.

The foregoing summary of the amendments to the By-Laws is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 3.1	Amended and Restated By-Laws of Carmike Cinemas, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: January 21, 2009	By:	/s/ Lee Champion
Lee Champion
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 3.1	Amended and Restated By-Laws of Carmike Cinemas, Inc.